UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 2, 2016

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1670 Broadway, Suite 3100, Denver, CO 80202
(Address of principal executive office) (Zip Code)

303-626-8200
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2016, TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), TransMontaigne GP L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”) entered into a Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent (the “Agent”). Pursuant to the terms of the Sales Agreement, the Partnership may sell from time to time through the Agent common units representing limited partner interests in the Partnership, having an aggregate offering price of up to $50,000,000 (the “Units”). Sales of the Units, if any, will be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, to or through a market maker, or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed upon by the Partnership and the Agent.

In connection with each sale of the Units pursuant to the Sales Agreement, the Partnership will provide a Terms Agreement to the Agent containing the parameters in accordance with which Units are to be sold, including, but not limited to, the number of Units and the time period during which such sales are requested to be made, subject to the terms and conditions of the Sales Agreement.

The Partnership intends to use the net proceeds from any sales pursuant to the Sales Agreement, after deducting the Agent’s commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, repayment of indebtedness, capital expenditures, working capital or acquisitions.

The Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (File No. 333-211367), as amended, which was declared effective by the Securities and Exchange Commission on September 2, 2016, and a prospectus supplement thereto.

The Sales Agreement contains customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Units are filed herewith as Exhibits 5.1 and 8.1.

The Agent and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1	Sales Agreement, dated as of September 2, 2016, by and among TransMontaigne Partners L.P., TransMontaigne GP L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TransMontaigne Partners L.P.

	By:	TransMontaigne GP L.L.C.,
its general partner

Dated: September 2, 2016	By:	/s/ Michael A. Hammell
	Name:	Michael A. Hammell
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Sales Agreement, dated as of September 2, 2016, by and among TransMontaigne Partners L.P., TransMontaigne GP L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).